                                POWER OF ATTORNEY

        I hereby constitute and appoint each of George Tidmarsh and Ryan A. Murr as my true and lawful attorney-in-fact to:

       (1)   execute for and on behalf of the undersigned, in the
             undersigned's capacity as an officer and/or director of La
             Jolla Pharmaceutical Company (the "Company"), Forms 3, 4 and 5
             in accordance with Section 16(a) of the Securities Exchange
             Act of 1934, as amended (the "Act"), and the rules thereunder;

       (2)   do and perform any and all acts for and on behalf of the
             undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and
             any stock exchange or similar authority; and

       (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such
             attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
             understood that the documents executed by such
             attorney-in-fact on behalf of the undersigned pursuant to this
             Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each of the attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all the acts such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

                                      By:         /s/ Craig Johnson
                                                  -----------------------------

                                      Print Name: Craig Johnson

                                      Date:       10/17/2013
                                                  -----------------------------